Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-65714, 333-39082, 333-39080, 333-60717, 333-14757, and 333-11991 of StockerYale, Inc. and subsidiaries on Form S-8 and Registration Statement Nos. 333-109790, 333-109789, 333-114311, 333-114155, 333-83762, 333-67434, 333-50408, 333-39078, 333-119912, 333-121888, and 333-122066 on Form S-3 of our report dated February 25, 2005 (except for Note 12 as to which the date is March 22, 2005), relating to the consolidated financial statements and supplemental financial statement schedule listed in the accompanying index of StockerYale, Inc. and subsidiaries as of and for the years ended December 31, 2004 and 2003, which report contains an explanatory paragraph relating to substantial doubt with respect to the Company’s ability to continue as a going concern appearing in this Annual Report on Form 10-KSB of StockerYale, Inc. and subsidiaries for the year ended December 31, 2004.

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.

March 31, 2005

Boston, Massachusetts